                                                                   EXHIBIT 10.07



                                  Attachment F

        Agreement for Purchase and Sale of Custom Semiconductor Products
                               (Reserved Capacity)

                         AGREEMENT NUMBER: TM-MFG-121297

This Agreement is entered into by and between International Business Machines Corporation ("IBM"), incorporated under the laws of the State of New York and with an address for purposes of this Agreement of 1000 River Street, Essex Junction, Vermont, 05452 and Transmeta Corporation ("Customer"), incorporated under the laws of the State of California with an address for purposes of this Agreement of 3940 Freedom Circle, Santa Clara, CA. 95054. IBM and Customer agree as follows:

The parties acknowledge that work required by this Agreement has occurred prior to the date of execution of this Agreement. Both parties agree that the terms and conditions of this Agreement shall apply to all such work.

This Agreement is a master purchase agreement for the manufacture and sale of custom integrated circuit foundry products ("Products(s)"). Unless the parties agree otherwise in writing, this Agreement, and its work orders ("Task Orders") issued under this Agreement, shall define Product deliveries by part number and shall solely govern IBM's manufacture and sale of Products to Customer. A Task Order is not binding unless and until it has been mutually agreed upon and shall become subject to this Agreement when it has been signed by IBM and Customer. Task Orders shall describe the respective responsibilities of the parties (e.g., deliverable materials and specifications, Product description(s), manufacture and qualification of Product prototypes, as well as technical responsibilities) with regard to specific Product(s), as well as specific purchasing information (e.g., manufacturing lead times, Product pricing and ordering, as well as billing locations). Task Orders shall be in the form as set forth in Exhibit A. The term of a Task Order shall run from the effective date on the Task Order until the earlier of: 1) the completion of the Task Order; 2) the expiration date stated in the Task Order; or 3) termination of this Agreement or the Task Order. In the event of an inconsistency between the terms and conditions of this Agreement and those of a Task Order, the Task Order will prevail.

1. TERM OF AGREEMENT: This Agreement is effective on December 12, 1997 (the "Commencement Date"). This Agreement will expire on the later of December 30, 2003 or upon completion of the last Task Order, subject to Section 15 (Termination Rights).

2. FORECASTS:

First Task Order Forecast. Each Task Order shall contain a forecast of Customer's anticipated unit production demand requirements for Product(s) for at least the twelve (12) month period immediately following execution of the Task Order. Customer shall submit a purchase order with said forecast (placed in accordance with Section 3), by which Customer orders the quantity of Products forecast for the first [*], at a minimum, of the [*]. IBM agrees that it


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.


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shall provide capacity to Customer such that if ordered, IBM would satisfy
Customer's forecasted requirements for the [*]of the [*].

Subsequent Forecasts. Customer shall provide an updated forecast to IBM, on a monthly basis, in writing, and by no later than the fifth (5th) day of each month during the term of the Task Order. Each such forecast will cover at least a rolling twelve (12) month period (not to exceed the term of the Task Order), and will be reviewed for acceptance by IBM, acceptance not to be unreasonably withheld. IBM shall notify Transmeta of whether said forecast has been accepted or rejected, within ten (10) business days after receipt by IBM. IBM shall have the right to reject a forecast if Customer changes the quantity of Products forecasted for [*] of a previously accepted forecast, thereby holding Customer to the most recently accepted forecast. For example, assume Customer submits a forecast in February and said forecast designates [*] and IBM accepts that forecast. Further assume that Customer's next forecast designates only [*]. IBM has the right to reject that forecast and hold Customer to the accepted forecast.

Customer shall submit a purchase order (placed in accordance with Section 3) with each updated forecast (if one has not already been submitted), by which Customer orders the quantity of Products forecast for the [*] of the forecast ([*] having already been committed under purchase order(s) pursuant to previous forecast(s)). IBM agrees that it shall provide capacity to Customer such that if ordered, IBM would satisfy Customer's forecasted requirements for the [*] of each forecast, subject to the following paragraph. In consideration for IBM agreeing to grant that capacity, Customer agrees that if it does not order against previously accepted forecasts, as discussed in Section 11 of the Task Order, then Customer shall be subject to cancellation charges as discussed in said section. IBM agrees to consider, but is not obligated to accept, purchase orders seeking upside (meaning, for a quantity of units in excess of [*] of the forecast) and forecasts greater than that of a previously accepted forecast.

IBM will accept purchase orders for units forecasted to be delivered in [*] of any accepted forecast, provided the orders are placed in accordance with Section 3 and the quantities requested are within [*] of the most recently accepted forecast for said months. Customer is not obligated to submit said orders until the aforesaid [*] roll into the [*] of a forecast. For example, assume Customer submits a forecast and said forecast designates [*]. Once that month rolls into the [*] of a forecast, IBM will accept a purchase order from Customer as long as Customer actually orders between [*] for delivery during that [*]. By way of a final example, assume that on January 5 Customer forecasts [*] and that IBM accepts the forecast. Further assume that Customer changes the forecast to [*]. IBM may reject the [*] forecast, and thereby hold Customer to the January forecast, or accept the [*] forecast of [*]. If IBM accepts the new forecast, Customer is obligated to submit a purchase order [*] that is between [*].

[*] (or greater, if Customer submits forecasts beyond [*]) of each forecast are non-binding on Customer and IBM, and provided for convenience purposes only.

All forecasts shall be in the same format as set forth in the Task Order. Forecasts shall be provided to IBM's Technical Coordinator identified in the applicable Task Order. On a regular basis, as mutually agreed to in writing, the parties will meet to review the historical Product unit volumes, manufacturing cycle times, and foundry Product pricing.


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.


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The parties agree that the [*] will be manufactured initially in IBM's [*]
process technology. In addition, the parties agree that Customer will be offered access to IBM's [*] CMOS [*] foundry process for a shrink of the [*] (where Customer will be responsible for performing the design-related shrink effort) in a time frame generally consistent with that provided to IBM's other foundry customers. Customer acknowledges that the prices quoted in the initial Task Order are for manufacturing in [*] process technology and that IBM will requote for manufacturing in such follow on process. The specific details on the timing of a shrink into such follow on process technology are subject to a good faith negotiation between the parties to occur by September 30, 1998.

Customer may purchase Product in the form of finished goods (which are fully assembled, tested and marked), or in wafer form (either bumped or umbumped, and probed or unprobed).

3. ORDERS: After the parties have executed a Task Order, Customer will request delivery of Products by issuing written purchase orders to IBM's Technical Coordinator by the fifth (5th) day of each calendar month. As set forth in
Section 2, Customer will maintain a minimum of four (4) months rolling purchase orders on IBM and may place purchase order(s) for months five (5) and six (6) of each forecast. Purchase orders are subject to, and IBM will accept and ship against purchase orders that comply with, the terms and conditions of this Agreement and the applicable Task Order, and are consistent with the most recently accepted forecasts and the most recent Customer credit limit as granted by IBM. Purchase orders shall only specify the following items on their face unless otherwise mutually agreed to in writing by duly authorized representatives of the parties:

               a) PO number

               b) Tax status - exempt or non-exempt

               c) Ship to location - complete address

               d) Bill to location - complete address

               e) Order from location - complete address

               f) Product part numbers and quantities being ordered;

               g) The Product's applicable unit price;

               h) Shipping instructions, including preferred carrier.

               i) Requested shipment dates

               j) The Agreement Number of this Agreement.

               k) Name of Customer contact

In accordance with the above language in this Section 3, provided IBM accepts a purchase order, IBM shall issue a written sales acknowledgment within a maximum of ten (10) business days after IBM's receipt of Customer's purchase order, which shall recite the Agreement Number, Product and Customer's shipping instructions, as well as establish the quantities being sold, the Product's applicable unit price and the estimated shipment dates.


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.


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This Agreement shall take precedence over and govern in case of any additional, different or conflicting terms and conditions in any purchase order(s) or any other form of either party. Purchase orders and other forms of either party may not vary the terms of this Agreement. Additional, different or conflicting terms and conditions on a purchase order or other form shall be of no effect unless specifically agreed to in writing by the parties. This Agreement does not constitute a purchase order. No verbal communications shall result in a financial obligation by Customer or IBM.

4. LEAD TIMES, SHIPMENT, TITLE AND RISK OF LOSS: The Product's manufacturing lead times shall be as set forth in the applicable Task Order. IBM will use reasonable efforts to set shipment dates in accordance with the lead time specified for Product as stated in the Task Order. Customer will keep at least a rolling four (4) months worth of purchase orders placed on IBM to support IBM's efforts to schedule and supply Product to Customer's requirements. Customer may request shipment dates with lead times less than those agreed to in the relevant Task Order, and IBM, at its option, may use reasonable efforts to set a shipment date that is coincident with the shipment date requested by Customer. Customer acknowledges that it may be required to pay additional charges for expedited shipment.

IBM agrees to set delivery lead times for the Product in a manner that is generally consistent for other OEM customers using the same manufacturing and technology process.

Products shall be shipped from the manufacturing location FOB for domestic U.S. destinations and ExWorks (as defined in the 1990 INCO Terms) for international shipments. Title and risk of loss for a Product passes to Customer when IBM delivers the Product to the Customer-specified carrier for shipment (said carrier to be identified in Customer's purchase order). [*]. IBM also agrees to accommodate any reasonable specific packaging and/or shipping requirements as may be required to meet the requirements of Customer's end customers. In cases where IBM is more than five (5) days late to agreed upon Product delivery dates, due to IBM's sole fault, IBM shall pay the difference between overnight expedited shipping and the normal carrier rates, if so requested by Customer. In all other instances Customer shall pay for shipping costs. Customer is responsible for all packaging costs.

5. PRICES, INVOICING, PAYMENT TERMS AND TAXES: The engineering charges and the price/quantity matrix in the applicable Task Order will apply to the Products. IBM will invoice Customer for engineering charges associated with Products in accordance with such Task Order. IBM will invoice Customer for Products upon shipment. All payments owed by Customer to IBM under this Agreement, including, without limitation, cancellation and engineering charges, as well as payment for Products purchased, are payable in U.S. dollars and receipt of payment by IBM will be due net thirty (30) days after the date of the invoice; provided, however, that if Customer's account becomes in arrears or if Customer exceeds a credit limit agreed to by IBM, in addition to any other right under this Agreement, IBM reserves the right to cease manufacturing or stop shipment to Customer or ship to Customer on a cash-in-advance basis until Customer's account is again current. Customer will be liable for interest on any overdue payment under this Agreement, up to the prime interest rate as reported by Citibank of New York on the date the payment was due, plus three percent. Customer


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.


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is responsible for all taxes actually charged related to Products. However, in no event will Customer be liable for taxes based on IBM's net income. For the situation where Customer grants any IBM business unit merchant market sales rights to any Product under this Agreement, and IBM and Customer are selling the said Product in the merchant market, [*].

6. ORDER CHANGES:

        a) For a purchase order which is more than thirty (30) days, but less than sixty (60) days, from its scheduled shipment date, Customer may request in writing a onetime deferral of the scheduled shipment date not to exceed thirty
(30) days, with no cancellation charge imposed.

        b) If Customer cancels an order or reduces an order or exceeds the foregoing Product shipment rescheduling rights in this Section 6, Customer agrees to pay the Product cancellation charges as described in the relevant Task Order.

7. SUPPLY CONSTRAINTS: If IBM's ability to supply Product(s) to Customer is constrained for any reason, including, without limitation, availability of manufacturing materials or tools, and any IBM agreed-to Product shipment date will be missed, IBM will reduce the quantities of Product(s) supplied to Customer in proportion to the reduction in quantities of products of the same technology or utilizing the same manufacturing process to be supplied to satisfy others. [*]. Receipt of such allocated supply and later delivery of all undelivered ordered quantities (unless canceled as set forth above) after the constraint ends constitutes IBM's entire liability and Customer's exclusive remedy in the event of such Product supply constraint.

8. ENGINEERING CHANGES: IBM may implement engineering changes required to satisfy governmental standards, or for environmental, health or safety reasons ("Mandatory Engineering Changes").

For all previously shipped Product not incorporating Mandatory Engineering Changes, IBM may provide replacement Products (including parts, materials and documentation) at the expense of the party at fault. Customer must use reasonable efforts to install Mandatory Engineering Changes on all Customer installed Products and Products in its inventory. If IBM requests the return of Products displaced by installation of replacement Products, Customer will promptly return any displaced Products to IBM after installation of such replacement Products, at IBM's expense. IBM will use reasonable efforts to cooperate with Customer in cases where Customer's end customers require specific information regarding changes under this Section 8.

In addition to Mandatory Engineering Changes, IBM may implement engineering changes that result in cost reductions to the Product ("Elective Engineering Changes") with prior approval from Customer. Such approval from Customer shall not be unreasonably withheld. IBM shall give Customer prompt notice of proposed Elective Engineering Changes.

IBM may make available other Engineering Changes ("Optional Engineering Changes"). The cost of any Optional Engineering Changes that Customer desires to implement will be borne by Customer and will be determined through a request for quote process.


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.


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9. CONFIDENTIAL INFORMATION EXCHANGES: Information containing the confidential information of either party shall be identified as that party's confidential information and shall be exchanged pursuant to the terms of the agreement for exchange of confidential information (agreement number: V1290-01), between IBM and Customer dated September 30, 1996 and any amendments thereto, until or unless the Technology License Agreement is executed by both parties. If the Technology License agreement is so executed, the terms and conditions of Section
5.0 of that Agreement shall control all of which are hereby incorporated by reference. All other information exchanged by the parties shall be deemed non-confidential, except that the parties agree that the specific terms and conditions of this Agreement constitute mutual confidential information of the parties.

10. CUSTOMER REPRESENTATIONS: Customer warrants it is the originator, rightful owner or licensee of all designs, information, and materials supplied to IBM hereunder, and that no part of such materials knowingly infringes the intellectual property rights of any third party. All computer data provided to IBM by Customer will have gone through Customer's best efforts to ensure that it is free from any virus, worm or other routines that would permit unauthorized access or otherwise harm software, hardware or data. Best efforts shall include, but not be limited to, establishing and following a documented process to prevent its computer data from being infected with such virus, worm or other routine. Customer will provide IBM with the process upon request. Customer will be responsible for any damages caused by any virus, worm or other routine.

Customer will not utilize Products in conjunction with any medical implantation or other direct life support applications where malfunction may result in injury, harm or death to persons, or used in conjunction with aviation, nuclear materials, or other ultra-hazardous activities (collectively, "Ultra-hazardous Uses"). Customer agrees to incorporate the foregoing restriction in all contracts or sale documents under which Customer sells the Product or a device incorporating the Product to Customer's customers.

Customer agrees to defend, indemnify and hold IBM harmless from and against all claims, whether based in contract, tort or otherwise for any losses, expenses, damages and liabilities which may arise out of Customer's use, distribution or sale of Products, except those caused solely by Product defects in materials or workmanship as warranted under Section 13 (Limited Warranty) or by the sole negligence of IBM .

11. INTELLECTUAL PROPERTY RIGHTS: For the purposes of this Agreement, "intellectual property rights" shall mean all legally cognizable rights with regards to applicable patent laws, copyright laws and trade secret laws. IBM shall own any physical masks made by IBM using data provided by Customer. Notwithstanding the foregoing sentence, unless otherwise agreed to in writing, IBM's sole use of such physical masks shall be to perform its obligations under this Agreement. IBM will use tangible GDS II (or any other file format as agreed to by the parties) data received from Customer or generated exclusively for Customer hereunder, and any masks made from such data, only to manufacture Products for sale to Customer. In addition, to the extent that Customer has ownership rights and excluding any rights IBM has in its semiconductor technology or any IBM technology licensed to Customer under the Technology License Agreement, the Customer retains and reserves to itself all rights in, and ownership of, all intellectual property in and to the P95 Processor and other Products manufactured pursuant to Task Orders under this Agreement.



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The purchase, receipt or possession of Products from or through IBM carries no license or immunity, express or implied, under any patent of IBM covering the combination of such Products with other products purchased from others or the use of any such combination, or under any patent or other intellectual property right of any third party relating to such Products or their combinations with any other products.

However, IBM intends that its sale of Products to Customer will, to the extent under law, exhaust the patent rights of IBM as to such Products and the patent rights of third party licensors to IBM.

Neither this Agreement, nor the sale of Products hereunder, shall be deemed to give either party any right to use the other party's trademarks or any of the other party's trade names without specific, prior written consent.

12. INTELLECTUAL PROPERTY INDEMNIFICATION: IBM shall indemnify Customer from and against any damages finally settled or awarded by a court of competent jurisdiction resulting from any direct infringement of any intellectual property rights of a third party in any country in which IBM sells similar products, arising as a result of any of IBM's manufacturing process, equipment or testing, that is not specifically required by Customer's designs, specifications or instructions. IBM shall defend at its own expense, including attorney's fees, any suit brought against Customer alleging such infringement. In the event that Customer becomes enjoined from using Product in its inventory or possession due to such infringement, IBM at its option and expense, will secure for Customer the right to continue to use and market the Product, or modify or replace the Product with a non-infringing product. If IBM determines that neither of the foregoing alternatives is reasonably available, Customer may return the Product in Customer's inventory or possession to IBM for a credit equal to the price paid for units of Product affected. IBM shall have no obligation regarding any claim based upon modification of the Product by Customer or its customers, use of the Product in other than its intended operating environment or the combination, operation or use of the Product with non-IBM products or equipment.

Customer shall indemnify IBM from and against any damages finally settled or awarded by a court of competent jurisdiction resulting from any direct infringement of any intellectual property rights of a third party in any country where Customer uses or distributes the Product, arising as a result of IBM's compliance with any of Customer's design, specifications, instructions or modifications of the Product by Customer and shall defend at its own expense, including attorney's fees, any suit brought against IBM alleging any such infringement.

The rights provided in this Section 12 are contingent upon the party seeking to enforce indemnification giving prompt written notice to the indemnifying party regarding any claim, demand or action for which the indemnified party seeks indemnification. The indemnified party is required to fully cooperate with the indemnifying party at the indemnifying party's expense and shall allow the indemnifying party to control the defense or settlement of any such claim, demand or action, including obtaining the written consent of the indemnifying party prior to any settlement proposal or settlement. IBM shall have the right to waive Customer's obligations under this Section 12 and provide for its own defense, at IBM's sole discretion and expense.



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Except as expressly stated in this Agreement, this Section 12 states the entire liability of the parties and their exclusive remedies with respect to infringement of third party rights and all other warranties against infringement of any intellectual property rights, statutory, express or implied are hereby disclaimed.

13. LIMITED WARRANTY: [*]. IBM warrants Product(s) to be free from defects in material and workmanship for one (1) year after the date of delivery to Customer. Customer acknowledges that the functionality of Products is contingent upon Customer's designs and, therefore, no warranty applies to the functionality of Products manufactured for or sold to Customer. For warranty purposes only, Products will be deemed delivered [*] after the date of shipment. This warranty applies only to Customer, as the original purchaser from IBM, and Customer may not transfer this warranty to any third party without first obtaining IBM's written authorization, [*]. If Customer believes that a Product is not as warranted, Customer will: 1) promptly notify IBM in writing; and 2) at IBM's request, return the Product freight prepaid to IBM's designated location. If IBM reasonably determines that the Product does not meet its warranty, IBM will, at IBM's option, repair or replace the Product, or issue a credit or refund of the purchase price. This warranty will not include credit, repair, or replacement of a Product which has a defect due to Customer's or a third party's actions or omissions.

PRODUCT PROTOTYPES PROVIDED TO CUSTOMER BY IBM ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS OR USE FOR A PARTICULAR PURPOSE.

THE FOREGOING PRODUCT WARRANTIES AS STATED IN THIS SECTION 13 (LIMITED WARRANTY) ARE IN LIEU OF ALL OTHER PRODUCT WARRANTIES FROM IBM, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OR USE FOR A PARTICULAR PURPOSE.

14. LIMITED LIABILITY: The following sets forth IBM's entire liability and Customer's exclusive remedy:

        a) In all situations involving claims for non-conforming or defective Products furnished under this Agreement, Customer's exclusive remedy is the replacement or repair of the Products or a credit or refund to Customer of the purchase price paid for such units by Customer, at IBM's sole discretion; as provided in Section 13.

        b) IBM's liability for actual damages for any cause whatsoever (other than as set forth in Section 14 a. above), shall be limited to the greater of fifty thousand dollars ($50,000) or the applicable unit price for the specific units of Product that caused the damages or that are the subject matter of, or are directly related to, the cause of action. This limitation will apply, except as otherwise stated in this Section, regardless of the form of action, whether in contract or in tort, including negligence. This limitation will not apply to the payment of costs, damages and attorney's fees referred to in Section 12 (Intellectual Property Indemnification). This limitation will also not apply to claims by Customer for bodily injury or damage to real property or tangible personal property caused by IBM's negligence.


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.


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        c) In no event will either party be liable to the other party for any lost profits, lost savings, incidental damages or other consequential damages, except as provided in Section 12. In addition, IBM will not be liable for any claim based on any third-party claim, except as provided in Section 12. In no event will a party be liable for any damages caused by the other party's failure to perform its responsibilities hereunder.

        d). In addition, IBM shall have no liability when the Products are used in conjunction with any Ultra-hazardous Uses.

15. TERMINATION RIGHTS: If either party is in default of any material provision of this Agreement, the party not in default may provide a termination notice to the defaulting party. The termination notice shall specify:

        a) the nature of the default;

        b) the date, at least thirty (30) days from the date of such notice, by which the defaulting party shall demonstrate a cure of the default; and

        c) the date upon which the Agreement will terminate if the defaulting party does not cure the default.

In addition, either party may terminate this Agreement immediately upon written notice if the other party: becomes insolvent, files a petition in bankruptcy, becomes dissolved or liquidated, files a petition for dissolution or liquidation, makes an assignment for benefit of creditors, or has a receiver appointed for its business; or is subject to property attachment or court injunction or court order which has a substantial negative effect on its ability to fulfill its obligations under this Agreement.

In addition, IBM may terminate this Agreement on nine (9) months prior written notice if Customer transfers all or substantially all of its business or assets to a third party, or undergoes any change of control as defined in the Technology License Agreement between the two parties, to which this Foundry Agreement is appended.

IBM may cease manufacturing Product and shall be under no further obligation with respect to the relevant Task Order(s) if IBM receives a well founded and/or substantiated charge or claim that any of Customer's deliverable items (which include, without limitation, GDS II tape, specifications, instructions, test data, as well as those items described under "Customer Deliverable Items" of the applicable Task Order) infringes third party intellectual property rights. IBM shall thereafter provide Customer's Technical Coordinator with a written statement of the reasons why IBM has ceased production. If Customer fails to reach a resolution satisfactory to IBM regarding such actual or potential infringement after ninety (90) days, IBM may terminate the relevant Task Order(s) upon written notice.

If this Agreement is terminated, all Task Orders still in effect shall be deemed terminated on the effective date of the Agreement's termination. Any Products ordered by Customer and which IBM commences to manufacture under this Agreement are non-cancelable after wafer start and Customer agrees to pay the Production Price (as stated in the applicable Task Order) for all such Product upon receipt of IBM's invoice in the event that this Agreement or Task Order(s) are either terminated or will be terminated.



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All amounts due for Prototypes or Product or NRE Services performed under this
Agreement prior to termination or expiration shall be paid in accordance with the terms and conditions of this Agreement, notwithstanding any termination or expiration of this Agreement.

If any event triggers a termination under both this Agreement and the aforementioned Technology License Agreement, and a specific right or remedy for such termination are inconsistent between the agreements, the terminating Party has the right to choose which right or remedy will apply in that case.

16. ASSIGNMENT: Neither party to this Agreement may assign its rights or delegate its duties in whole or in part without the prior written consent of the other except that if the assets or stock of that portion of IBM to which this Agreement pertains hereafter becomes owned or controlled, directly or indirectly, by a third party, IBM may assign its entire right, title and interest in this Agreement to such third party (so long as such third party remains bound to the obligations of IBM herein), without Customers consent. Any other assignments or delegations will be void.

17. RELATIONSHIP OF THE PARTIES: Each party hereto is an independent contractor and is not an agent of the other party for any purpose whatsoever. Neither party shall make any warranties or representations on the other party's behalf, nor shall it assume or create any other obligations on the other party's behalf. For the term of this Agreement, each party agrees not to solicit or recruit engineers of the other party who have been or are assigned to perform work under this Agreement. This does not restrict any employee of one party, on that employee's own initiative or in response to general solicitations, to seek employment from the other party.

18. COMPETITIVE PRODUCTS AND SERVICES: Neither this Agreement, nor any Task Orders issued hereunder, will impair any right of IBM or Customer to design, develop, manufacture, market, service, or otherwise deal in, directly or indirectly, other products or services, including, without limitation, those which are competitive with those offered by IBM or Customer; provided, however, that nothing in this Agreement or any Task Order authorizes either party to use any of the other party's intellectual property accept as expressly provided herein.

19. PROMOTIONAL ACTIVITY: Press releases and other like publicity, advertising or promotional material which mention the other party by name, this Agreement or any term hereof shall not be released without the prior written consent of both parties. Notwithstanding the immediately prior sentence, however, no permission will be required by Customer pursuant to its disclosing under appropriately protective confidentiality agreements to potential and actual customers, financiers, acquirers or joint venture partners that IBM is manufacturing Products for Customer.

20. NOTICES: All notices, requests, consents and other communications under this Agreement shall be in writing and shall be sent by a traceable means of delivery. Such communications shall be deemed delivered when received by the party's designee referenced below. Each party may change its designee upon written notice to the other party's designee.

          IBM                                      Transmeta Corporation
          Dept.  VLZV/862-1                        Dept.



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          1000 River Street                         3940 Freedom Circle
          Essex Junction, VT 05452                 Santa Clara, CA. 95054
          FAX: 802-769-3988                        FAX:  (408) 327-9840
          Attn: Contract Administrator             Attn: Chief Financial Officer

Day to day activities under Task Orders will be directed by technical coordinators who will be responsible for maintaining technical liaison between the parties ("Technical Coordinators"). Task Orders shall designate a Technical Coordinator for each party. Either party may change its respective individual designated for receipt of notices, and/or Technical Coordinator and their addresses designated for notices by notifying the other party's Technical Coordinator.

21. GENERAL: This Agreement may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument when each party has signed one such counterpart.

The activities of each party and its employees, agents or representatives while on the other party's premises (including any design center) shall comply with the host company's policies and procedures for such facilities, including security procedures and visitation guidelines.

IBM shall not change the place of manufacture of Products without prior written notice to Customer.

If any provision of this Agreement is found to be invalid, illegal or unenforceable under any applicable statute or rule of law, they are to that extent to be deemed omitted from this Agreement . The validity, legality and enforceability of such provision and the remainder of this Agreement shall continue in effect in every other respect, so long as the remaining provisions of this Agreement still expresses the intent of the parties. If the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

Except for Customer's obligation to pay amounts due under this Agreement, neither party will be responsible for any failure or delay in its performance under this Agreement due to causes, including, without limitation, acts of God, natural disasters, fire, acts of civil or military authority, insurrections, epidemics, riots, wars, sabotage, labor shortages and governmental actions, which are beyond such party's reasonable control, provided that the affected party: (a) gives the other party prompt written notice of such cause; and (b) uses its reasonable efforts to correct such failure or delay in its performance. If the effect of a condition as stated above should continue for more than ninety (90) days, either party may terminate this Agreement upon written notice to the other party.

This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the substantive laws of the State of New York, without regard to the conflict of laws principles thereof. Any proceedings to resolve disputes relating to this Agreement shall be commenced in the State of New York. The parties hereto expressly waive any right they may have to a jury trial and agree that any proceeding under this Agreement shall be tried by a judge without a jury.

[*].


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

No actions arising out of this Agreement may be brought by either party more than two (2) years after the cause of action has arisen, except those seeking to enforce indemnification rights, or, in the case of nonpayment, more than two (2) years from the date the last payment was due.

Each party will comply with all applicable federal, state and local laws, regulations and ordinances including, without limitation, the regulations of the U.S. Government relating to the export of commodities and technical data insofar as they relate to the activities under this Agreement. Customer agrees that Products, and technical data provided under this Agreement are subject to restrictions under the export control laws and regulations of the United States of America and other country or country group, laws and regulations, including, without limitation, the U.S. Export Administration Act and the U.S. Export Administration Regulations. Customer hereby gives its written assurance that neither Products nor technical data provided by IBM under this Agreement, nor the direct product thereof, will be exported, or re-exported, directly or indirectly, to prohibited countries or nationals thereof without first obtaining applicable government approval. Customer agrees it is responsible for obtaining required government documents and approvals prior to export of any Product, or technical data.

All obligations and duties which by their nature survive the expiration or termination of this Agreement shall remain in effect beyond expiration or termination and remain in effect and apply to respective successors and assigns until they have been fulfilled. A waiver or failure by a party to demand performance or to exercise a right, when entitled, will not prejudice the party's ability to enforce such performance or right.

The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.

The headings in this Agreement are for reference only. They will not affect the meaning or interpretation of this Agreement.

This Agreement, as well as any Task Orders issued hereunder, may only be modified by a written amendment signed by both parties. This Agreement shall not be supplemented or modified by any course of dealing, course of performance or trade usage. The term "this Agreement" as used herein includes any applicable Attachments or future written amendment(s) made in accordance with this Section.

22. SOLE AGREEMENT: Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms and conditions. Further, the parties agree that this Agreement, any mutually agreed to Confidentiality Disclosure Agreements relating to this Agreement, Task Orders, amendments, and the Technology License Agreement (as it affects this Agreement), represent the entire and complete agreement between the parties, which supersedes all prior proposals, agreements , and all other communications (whether oral or written) between the parties relating to the subject matter hereof.

AGREED TO AND ACCEPTED BY:

INTERNATIONAL BUSINESS MACHINES CORPORATION        TRANSMETA CORPORATION

BY:  /S/ HANK J. GEIPEL                           BY:  /S/ DAVID R. DITZEL
    NAME: HANK J. GEIPEL                             NAME: DAVID R. DITZEL
    TITLE: VP, ADVANCED STANDARD PRODUCTS            TITLE: PRESIDENT AND CEO
           IBM MICROELECTRONICS

    DATED: DECEMBER 17, 1997                         DATED:  DECEMBER 18, 1997

                                    Exhibit A

                                   Task Order
                          (Task Order #TASK-121297-P95)



This Task Order is governed by the terms and conditions of Agreement Number:
TM-MFG-121297


1.0 TERM OF TASK ORDER: This Task Order will be effective on December 12, 1997 and will expire on December 12, 2000.

2.0  PRODUCT NAME AND DESCRIPTION:

Product Name:  [*]

Description: A very-long-instruction-word microprocessor containing a combination of logic functions (e.g. integer unit, floating point unit, peripheral control, etc) and memory functions (e.g. SRAM-cell type cache memory).

Customer may purchase the Product as untested wafers, tested wafers, untested modules or tested modules.

3.0 DELIVERABLE ITEMS:

3.1 Customer

        Item                                              Date
        ------------------------------------------------------
        GDSII Tape in CMOS [*] groundrule format          [*]
        Packaging Specification                           [*]
        P95 wafer test specification and vectors          5 weeks after GDS II tape out
        P95 module test specification and vectors         5 weeks after GDS II tape out

3.2 IBM

        Item                                              Date
        ------------------------------------------------------
        CMOS [*] Design Manual                            Complete
        CMOS [*] Spice models                             Complete


4.0 PRODUCT SPECIFICATIONS, PROCESS TECHNOLOGY, WAFER ACCEPTANCE CRITERIA, YIELD AND COST REDUCTION INCENTIVES, ASSUMPTIONS:

4.1 Product Specifications:

        Die Size:  [*]
        Package:  473 C4 CBGA -[*] 25mm x 32.5mm, [*]


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

4.2 Process Technology: The [*] will be manufactured in IBM's [*] process technology with [*] levels of metal, using the process specification detailed in the CMOS [*].

4.3 Wafer Acceptance Criteria:  Exhibit B

4.4  Module Acceptance Criteria:

        The product will be tested according to the Customer's test specification and test vectors, as identified in Section 3 of this Exhibit A. The Product will be packaged according to the module physical outline drawing for the 473 C4 CBGA package.

5.0 SCHEDULE:  ATTACHMENT 3

Yield and Cost Reduction Incentives: IBM and Customer will work together from time to time to attempt to put in place mutually agreed upon programs whereby both parties are financially interested in reducing the manufacturing cost, reducing and eliminating burn in, improving the yield of the Products and lowering the price of the Products to Customer.

 6.0 PRODUCT DEMAND FORECAST:

The Parties anticipate that they will meet approximately once per calendar quarter to review forecasts under this Task Order. The forecast listed below is for tested modules.

Year: 1998
Month : Jan.   Feb.   March  April  May     June   July   Aug.   Sept.  Oct.    Nov.   Dec.
        ----   ----   -----  -----  ---     ----   ----   ----   -----  ----    ----   ----
        [*]    [*]    [*]    [*]    [*]     [*]    [*]    [*]    [*]    [*]     [*]    [*]

Year: 1999
        1Q99          2Q99          3Q99           4Q99
        ----          ----          ----           ----
        [*]           [*]           [*]            [*]

Year: 2000
        1Q00          2Q00
        ----          ----
        [*]           [*]

7.0 ENGINEERING EFFORT AND ENGINEERING CHARGES (NRE CHARGES):

Engineering Effort:

        1) Prototypes NRE is [*] and includes the following:
               Design center technical and logistical support
               Spice models
               CMOS process design rules
               Processing of GDS II type tape (GDSII tape delivered in [*] Ground Rules)
               Mask build
               Delivery of [*] packaged and tested modules


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

        2) Packaging NRE
               Electrical, thermal and mechanical modeling  [*]
               Package design                               [*]
               Fabricate masks                              [*]
               Fixtures (volume dependent)                  [*]

        3)  Test NRE:
               Wafer Test:
                   - Customer will supply the test specifications and vectors
                   - IBM will write, compile, simulate and debug the
                     manufacturing test program for the [*] [*]
                   - IBM will develop the  software required to implement
                     memory cell redundancy                 [*] (Subject to a
                                                                good faith
                                                                negotiation to
                                                                occur within [*]
                                                                days of the
                                                                signing of this
                                                                Task Order)
                   - Probe cards                            [*]

               Module Test:
                   - Customer will supply the test specifications and vectors
                   - IBM will write, compile, simulate and debug the
                     manufacturing
                                                             [*]
                      test program for the   [*]
                   - Module DIB                              [*]
                   - Burn-in boards                          [*]
        4) Metal mask revisions NRE
                    - Per mask                               [*]
                    - Engineering Charge per  Revision (RIT) [*]

NRE Charges payable 50% at placement of purchase order and 50% upon delivery of prototypes. Placement of purchase order for the mask set to be made approximately [*].


8.0  PROTOTYPE UNIT PRICING AND DELIVERY:

The NRE Engineering Charges include delivery of [*] prototype parts per design. These prototypes will be delivered having been tested to and successfully passed test vectors provided by Customer and mutually agreed upon process control monitors. Customer is responsible to insure the test program is correctly testing the prototypes.

Additional [*] prototypes off of the initial lots (up to the quantity listed below) can be purchased at the price quoted below. The additional order must be placed at least [*] prior to the delivery of the original [*] prototypes.


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

                             Quantity              Price
                             --------              -----
CMOS 6X3 5LM Die              [*]                   [*]

CMOS 6X3 5LM Wafer            [*]                   [*]

Any further quantities beyond the initial prototype lots above may be purchased by Customer using the [*] price quoted below.

9.0  PRODUCTION PRICE/QUANTITY MATRIX (PRODUCT UNIT PRICE)

                                    1998 Price     1999 Price    2000 Price
                                    ----------     ----------    ----------
CMOS [*]Wafer[*]
[*] wafers/year                     [*]            [*]           [*]
[*] wafers/year                     [*]            [*]           [*]
[*] wafers/year                     [*]            [*]           [*]
[*] wafers/year                     [*]            [*]           [*]
[*] wafers/year                     [*]            [*]           [*]

[*]                                                [*]           [*]

CMOS [*]                                           [*]           [*]

473 CBGA Package                                   [*]           [*]
[*]

Test [*]                                           [*]           [*]

[*] Burn-in                                        [*]           [*]

  (1) The [*] die size estimate above is based on the utilization of IBM's CMOS [*] process. If during the development cycle, changes warrant the use of a new die size, packaging option or process technology, IBM will re-quote the prices based upon such new information. The die size estimate used in calculating the available gross die per wafer include the [*] in the chip data. Production pricing was based on a ramp start during [*]. The estimated gross die per wafer is [*]. The above [*] have been arrived at by an approximation of manufacturing yield based upon [*] supplied by Customer. The above [*] prices have been derived by dividing the above [*] prices by the above estimated [*]. An actual targeted yield will be set by the Parties after the [*] production lots and will be used by IBM to adjust the above [*] price accordingly. IBM will be responsible for [*] issues. Customer will be responsible for [*] issues.

10.0  MANUFACTURING LEAD TIME (PURCHASE ORDER LEAD TIME):


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

Minimum Order Quantity (MOQ): MOQ is [*].

Minimum Ship Pack Quantity (SPQ): SPQ is [*]

Prototype: Delivery of the [*] prototype parts will be no later than [*] calendar days from receipt of a [*] GDS II tape by IBM.

Wafer Production: Production lead time for the Product in tested wafer form using the [*] process will be no later than [*]calendar days from receipt of Customer's purchase order by IBM.

Module Production: Production lead time for finishing the product in tested module form will be no later than [*] calendar days from the completion of the [*]. Forecasts and purchase orders for tested modules will be placed per Section 2 and Section 3 of the Agreement.

11.0  CANCELLATION CHARGES:

        In accordance with Sections 2 and 6 of the Agreement, the following charges will apply for failure to order against accepted forecasts and for any canceled Customer order or portion thereof.

        I. Canceled or Changed Forecast

                a) If Customer fails to order forecasted quantities for [*] of any accepted forecast, as described in Section 2 of the Agreement, Customer will pay [*] for all Product not so ordered; however, there shall be no charge for a given month if Customer orders at least [*] of the forecasted quantities listed in the most recently accepted forecast, for that month.

        II. Canceled or Changed Purchase Orders

                a) If any purchase order is canceled prior to wafer start date, Customer shall pay [*],

                b) If any purchase order is canceled after wafer start, Customer shall pay [*].


12.0 TASK ORDER TECHNICAL COORDINATORS:

        International Business Machines Corporation    Transmeta Corporation
        Dept.  DZOV                                    Dept.
        1000 River Street                              3940 Freedom Circle
        Essex Jct., VT 05452                           Santa Clara, CA. 95054
        PH: (802) 769-3519                             PH: (408) 327-9830 x 244
        FAX: (802) 769-6800                            FAX: (408) 327-9840
        EMAIL: wslatter@us.ibm.com                     EMAIL: dal@transmeta.com
        Attn: Bill Slattery                            Attn: Doug Laird, VP VLSI
                                                       Engineering


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

13.0 SHIPPING/BILLING/ORDERING LOCATIONS:

        Customer's Ship to Location: To be specified in individual purchase orders

        Customer's Bill to Location:
               Transmeta Corporation
               3940 Freedom Circle
               Santa Clara, CA. 95054
               Attention: Accounts Payable
               ph: (408) 327-9830
               fax: (408) 327-9840

        IBM's Ordering Location:
               International Business Machines Corporation
               1055 Joaquin Rd.
               Mountain View, CA 94043
               Attention: Joe Larkins
               Fax: (650) 694-3157



AGREED TO AND ACCEPTED BY:

INTERNATIONAL BUSINESS MACHINES CORPORATION        TRANSMETA CORPORATION




BY:  /S/ HANK J. GEIPEL                            BY:  /S/ DAVID R. DITZEL

 NAME: HANK J. GEIPEL                              NAME: DAVID R. DITZEL
 TITLE: VP, ADVANCED STANDARD PRODUCTS             TITLE: PRESIDENT AND CEO
 IBM MICROELECTRONICS

DATED:  DECEMBER 17, 1997                          DATED: DECEMBER 18, 1997

                                    EXHIBIT B

Wafer Acceptance Criteria (for tested wafers)


        1. Nothing in this Exhibit modifies or expands Customer's warranty rights under the Agreement.

        2. IBM Products, with the reasonable cooperation of the Customer, will be subject to the following quality standards.

               A)  Wafer Specifications

                      a.   Wafer Size: IBM will ship 8 inch diameter wafers.

                      b. Wafer Thickness and Finish: IBM and Customer will agree upon specifications for wafer thickness and back finish.

                      c. Die Layout: IBM will be responsible for the reticle layout and stepping of the Customer's die, consistent with IBM's normal defect monitoring strategy

                      d.   Packing:

                               1. Tested wafers: Tested wafers will be shipped in containers using shipping methods approved by the Customer, which approval will not be unreasonably withheld.

                               2. Damaged Goods: The Customer will provide feedback on wafers damaged during transit which are related to inadequate packing. IBM will then take reasonable corrective action if the damages were caused by IBM. Customer may return the wafer per Section 13 of the base foundry Agreement.

               B)   Wafer Yields:

                      a. Circuit limited yield loss is solely the responsibility of the Customer so long as IBM manufactures the Product in accordance with the [*], both parties will reasonably work together to determine appropriate corrective actions.

                      b. Minimum Yields: Wafers with process yields less than [*] percent of the wafer target yield will not be shipped, unless agreed to in writing by the Customer.


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

               C) Visual Criteria: The Customer's production Product will meet the IBM's outgoing [*] criteria including [*].

               D)   Electrical Criteria:

                      a. Parametrics: Product will be screened via [*]. For products that require special processing [*], IBM and Customer will [*].

               E)   Prototypes:

                      a. Prototypes and other similar non-production material will be accepted by the Customer and may not meet the quality criteria described herein. Customer may not use this material for production shipments.

               F)   Documentation:

                      a. In order to assist in [*] problem solving efforts, [*] documentation can be made available to the Customer upon Customer's written request. The specific documentation provided will be [*]. Documentation that is available includes, a [*].

               G) Test: Electrical test using functional, scan and memory based tests will be done as [*] IBM and Customer. The details to be identified after the completion of the first prototype wafers delivered 1Q98.


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

                                   Task Order

                          (Task Order #TASK-043099-P95)


This Task Order is governed by the terms and conditions of Agreement Number TM-MFG-121297 (the "Agreement").


1.0 TERM OF TASK ORDER: This Task Order will be effective on April 30, 1999 and will expire on March 31, 2001.

2.0 PRODUCT NAME AND DESCRIPTION:

2.1 Product Name: [*]

Die Size:      [*]

Package:       474 C4 CBGA - [*], 25mm x 32.5mm, [*]

Process Technology: The P95 Processor will be manufactured in IBM's [*] process technology with [*] levels of metal, using the process specification detailed in the CMOS [*].

Customer may purchase the Product as untested wafers or tested wafers; provided, however, that Customer may only purchase Product in the form forecasted by Customer, under forecasts accepted by IBM (meaning, for example, that if Customer forecasts tested wafers, and IBM accepts such forecasts, then Customer may purchase such Product; if Customer does not forecast tested wafers, then Customer may not purchase such Product).

Customer may also purchase substrates and Bond, Assembly and Test Services ("BAT Services") under this Task Order. As discussed above, Customer's forecasts must identify the form in which Customer will purchase Product; if Customer wants modules, whether tested or not, then Customer must submit forecasts for BAT Services that identify the quantity of substrates and BAT Services requested by Customer, on a monthly basis.

3.0 DELIVERABLE ITEMS:

3.1 Customer

               Item                                              Date
               --------------------------------------------------------------
               GDSII Tape in CMOS [*] groundrule format          Complete
               Packaging Specification                           Complete
               P95 wafer test specification and vectors          Complete
               P95 module test specification and vectors         Complete


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

3.2     IBM

               Item                                              Date
               --------------------------------------------------------------
               CMOS [*] Design Manual                            Complete
               CMOS [*] Spice models                             Complete

4.0 PRODUCT INSPECTION AND RELATED INFORMATION

4.1 Wafer Inspection Criteria: Attached hereto as Exhibit 1 to this Task Order.

4.2 Module Testing and Packaging Criteria: The Product will be tested by IBM according to Customer's test specification and test vectors, as identified in
Section 3 of this Task Order. The Product will be packaged by IBM according to the module physical outline drawing for the 474 C4 CBGA package, presently in IBM's possession.

4.3 CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY PRODUCT RELATED DEFECT IS THE WARRANTY PROVISION IN THE AGREEMENT (SEE SECTION 13 OF THE AGREEMENT). CUSTOMER HAS NO RECOURSE AGAINST IBM FOR ANY BREACH BY IBM OF ANY OF THE FOREGOING CRITERIA, UNLESS CUSTOMER WOULD OTHERWISE HAVE A WARRANTY CLAIM UNDER SECTION 13 OF THE AGREEMENT RESULTING FROM SUCH BREACH. HOWEVER, IN NO EVENT SHALL ANY OF THE CRITERIA IN ANY WAY EXPAND, MODIFY, CHANGE OR EXTEND THE WARRANTY PROVIDED BY IBM IN SECTION 13 OF THE AGREEMENT.


5.0     SCHEDULE:  ATTACHMENT 3

Yield and Cost Reduction Incentives: IBM and Customer agree to discuss the possibility of implementing programs whereby both parties would be financially interested in reducing the manufacturing cost of Product, reducing and eliminating burn in, improving Product yield and lowering Product price; provided, however, that neither party shall have any obligation to the other unless such obligation is set forth in a mutually agreed upon writing, signed by authorized representatives of both parties.


6.0     PRODUCT DEMAND FORECAST:

The parties anticipate that they will meet approximately once per calendar quarter to review forecasts under this Task Order.

Tested Modules:

Year:  1999

  Month:    Jan.  Feb.  March   April   May   June   July  Aug.   Sept.  Oct.   Nov.   Dec.
            ----  ----  -----   -----   ---   ----   ----  ----   -----  ----   ----   ----
            [*]   [*]    [*]     [*]    [*]    [*]   [*]    [*]    [*]   [*]    [*]    [*]


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

        Year:  2000          1Q00           2Q00          3Q00          4Q00
                             -----------------------------------------------
                             [*]            [*]           [*]           [*]


        Year:  2001          1Q01           2Q01
                             -------------------
                             [*]            [*]

Tested Wafers:

Year:  1999                                                           Year: 2000

  Month:    April   May   June   July  Aug.   Sept.  Oct.   Nov.  Dec.   Jan.  Feb.    March
            -----   ---   ----   ----  ----   -----  ----   ----  ----   ----  ----    -----
             [*]    [*]    [*]   [*]    [*]    [*]    [*]   [*]    [*]   [*]    [*]     [*]

For the avoidance of doubt, Customer acknowledges and agrees that each forecast for Product, which is accepted by IBM, creates binding purchase obligations for Customer, pursuant to Sections 2 and 3 of the Agreement. As such, the above forecasts each create separate and independent Customer obligation to purchase Products.


Forecasts for substrates and BAT Services:


        In addition to providing forecasts for Products, Customer shall provide IBM's customer account representative with a forecast for substrates and BAT Services, which shall each cover a minimum of [*] broken out by month. The initial accepted forecasts for substrates and BAT Services are set forth below. By the fifth (5th) calendar day of every month during the term of this Task Order, Customer will provide IBM's customer account representative with updated demand forecasts (in writing, fax or email) covering a rolling [*] period (not to extend beyond the term of this Task Order), which will be reviewed for acceptance by IBM. IBM shall notify Customer whether the forecast has been accepted or rejected within [*] after receipt. Such forecasts shall constitute good faith estimates of Customer's anticipated requirements but shall not contractually obligate IBM to supply, not contractually obligate Customer to purchase, the quantities of substrates and BAT Services set forth therein; provided, however, that Customer is committed to its forecasts for Products, as set forth in Sections 2 and 3 of the Agreement, and the failure of Customer to order the required quantity of Products shall lead to a charge being assessed against Customer, consistent with Section 11 of this Task Order.


        No Product will be started based on substrate forecasts.

Year:  1999                                                          Year:  2000

     Month:        April   May   June   July  Aug.   Sept.  Oct.   Nov.   Dec.   Jan.  Feb.   March
                   -----   ---   ----   ----  ----   -----  ----   ----   ----   ----  ----   -----
   Substrates       [*]    [*]    [*]   [*]    [*]    [*]   [*]    [*]     [*]   [*]   [*]     [*]


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

  BAT Services      [*]    [*]    [*]   [*]    [*]    [*]   [*]    [*]     [*]   [*]   [*]     [*]
    (modules)

7.0 ENGINEERING EFFORT AND ENGINEERING CHARGES (NRE CHARGES):


Engineering Effort:


        1)     Prototype NRE is [*] and includes the following:

                      Design center technical and logistical support (in an amount determined by IBM)

                      Spice models

                      CMOS process design rules

                      Processing of GDS II type tape (GDSII tape delivered in CMOS [*] Ground Rules)

                      Mask build

                      Delivery of [*] Prototypes


        2)     Packaging NRE

                      Package design                                 [*]
                      Fabricate masks                                [*]


        3)     Test NRE:

                      Wafer Test:
                          - Customer will supply the test specifications and vectors
                          -  IBM will write, compile, simulate and debug
                             the manufacturing test program for the
                             [*]                                     [*]


                          -  Probe cards                             [*]

                      Module Test:
                          - Customer will supply the test specifications and vectors
                          -  IBM will write, compile, simulate and debug
                             the manufacturing test program for the
                             [*]                                     [*]
                          -  Module Device Interface Board           [*]
                          -  Burn-in boards                          [*]


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

        4)     Metal mask revisions NRE:

                          -  Per mask                                [*]
                          -  Engineering Charge per Revision (RIT)   [*]

For Prototype NRE: NRE Charges payable 50% at placement of purchase order and 50% upon delivery of Prototypes. Placement of purchase order for the mask set to be made approximately [*].


For Packaging, Test and Metal mask revisions NRE: NRE Charges payable 50% at placement of relevant purchase order and 50% upon completion of the services at issue [*].


8.0 PROTOTYPE UNIT PRICING AND DELIVERY:

The Prototype NRE includes delivery of [*] Prototypes. The balance of the remaining die on the wafers from which the Prototypes were taken are the property of the Customer. Should Customer so request that IBM package these additional die, then the cost of packaging these additional Prototypes will be [*] the sum of the low volume price tiers [*] for substrates and BAT services set forth in Section 9.0.

        Prototypes are preliminary versions of a Product which may or may not be functional, are intended for internal use and testing, are not for resale, and are not suitable for production in commercial quantities. ALL PROTOTYPES ARE PROVIDED "AS IS", WITHOUT WARRANTY OF ANY KIND. IBM EXPRESSLY DISCLAIMS ALL WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


9.0 PRODUCTION PRICE/QUANTITY MATRIX (PRODUCT UNIT PRICE)

                        1999 Price  Dec. 99 Price    2000 Price   Dec. 2000   2001 Price
  CMOS [*] Wafer [*]
      Volume/Year
          [*]                  [*]              [*]         [*]          [*]          [*]
          [*]                  [*]              [*]         [*]          [*]          [*]
          [*]                  [*]              [*]         [*]          [*]          [*]
          [*]                  [*]              [*]         [*]          [*]          [*]
          [*]                  [*]              [*]         [*]          [*]          [*]
          [*]                  [*]              [*]         [*]          [*]          [*]


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

474 CBGA Package
[*]


        SUBSTRATES

      Volume/Year            1999           2000
         [*]                      [*]             [*]
         [*]                      [*]             [*]
         [*]                      [*]             [*]
         [*]                      [*]             [*]
         [*]                      [*]             [*]
         [*]                      [*]             [*]

BOND AND ASSEMBLY (includes shipping trays)

      Volume/Year            1999           2000
         [*]                      [*]             [*]
         [*]                      [*]             [*]
         [*]                      [*]             [*]
         [*]                      [*]             [*]
         [*]                      [*]             [*]
         [*]                      [*]             [*]

If Customer desires Modules, whether tested or untested, then the pricing is that of the applicable wafer price, plus the applicable substrate and BAT Services prices.

  TEST*                   1Q99      2Q99     3Q99      4Q99      1Q00     2Q00     3Q00    4Q00
                          ----      ----     ----      ----      ----     ----     ----    ----
            Per Wafer      [*]         [*]      [*]       [*]       [*]      [*]     [*]      [*]
            Per Module     [*]         [*]      [*]       [*]       [*]      [*]     [*]      [*]
            Burn-in        [*]         [*]      [*]       [*]       [*]      [*]     [*]      [*]

* Dependencies:


1) Test prices are based on the following matrix of parameters (tested on a [*]).


        Wafer Test

                             2Q99   3Q99    4Q99   1Q00    2Q00   3Q00    4Q00
                             ----   ----    ----   ----    ----   ----    ----
Test Time (sec)             [*]     [*]    [*]     [*]    [*]     [*]    [*]
Data Log (sec)              [*]     [*]    [*]     [*]    [*]     [*]    [*]


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

Data Log Sample/Wafer       [*]     [*]    [*]     [*]    [*]     [*]    [*]

        Module Test


Test Time (sec)             [*]     [*]    [*]    [*]    [*]   [*]    [*]
Data Log (sec)              [*]     [*]    [*]    [*]    [*]   [*]    [*]
Data Log Sample (%)         [*]     [*]    [*]    [*]    [*]   [*]    [*]
Number of Times tested      [*]     [*]    [*]    [*]    [*]   [*]    [*]

2)      Burn-in price includes burn-in per module as set forth below:

                             2Q99    3Q99     4Q99    1Q00    2Q00   3Q00    4Q00
                             ----    ----     ----    ----    ----   ----    ----
Hours of [*] Burn In         [*]      [*]      [*]     [*]    [*]     [*]    [*]

(1) The [*] mm die size estimate above is based on the utilization of IBM's CMOS [*] process. If during the development cycle, changes warrant the use of a new die size, packaging option or process technology, IBM will re-quote all of the above prices based upon such new information and it is agreed that none of the prices contained herein shall apply and that IBM shall have no obligation to provide Product at such prices.


10.0 MANUFACTURING LEAD TIME (PURCHASE ORDER LEAD TIME):

Minimum Order Quantity (MOQ):

        Wafers:       [*]

        Modules: the number of modules resulting from [*], whichever is greater

Minimum Ship Pack Quantity (SPQ):

        Modules:      [*]

        Wafers:       [*]

Prototypes: Delivery of the [*] Prototypes will be no later than [*] calendar days from receipt of a [*] GDS II tape by IBM.

Wafer Production: For tested wafers, Production lead time is listed in the following table in calendar days from receipt of Customer's purchase order by IBM. IBM will provide lead times for untested wafers if Customer so desires.

                     2Q99                [*]
                     3Q99                [*]

Substrate Production: For substrates the Production lead time is [*] calendar days from the receipt of the Customer's purchase order by IBM.


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

BAT Services: Production lead time will be no later than [*] calendar days from the [*].


11.0    CANCELLATION CHARGES:

        In accordance with Sections 2 and 6 of the Agreement, the following charges will apply for failure to order against accepted forecasts and for any canceled Customer order or portion thereof. The rescheduling rights set forth in Section 6 of the Agreement do not apply to Substrates and BAT Services. The terms governing rescheduling and cancellation of Substrates and BAT Services are set forth below.

        I.     Canceled or Changed Forecast

               A.     Wafers:

                          1) If Customer fails to order forecasted quantities
                      [*] of any accepted forecast, as described in Section 2 of the Agreement, Customer will pay [*]; however, there shall be no charge for a given month if Customer orders at least [*] of the forecasted quantities listed in the most recently accepted forecast, for that month.

               B.     Substrates:  [*].

               C.     Bond Assembly Test Services:  [*].

        II.    Canceled or Changed Purchase Orders

               A.     Wafers:

                          1) If any purchase order is canceled prior to wafer
                      start date, Customer shall pay [*].

                          2) If any purchase order is canceled after wafer
                      start, Customer shall pay [*].

        III.   Substrates*

                          1) Customer may cancel or reschedule an order for
                      substrates only upon the written agreement of IBM. In the event of a



*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

                      cancellation, Customer shall pay [*] as of the date the cancellation notice is received by IBM. In addition to such payment, for any substrates partially built as of the date the cancellation notice is received by IBM, Customer shall pay [*].

        IV.    Bond Assembly Test Services*

                          1) Customer may cancel or reschedule an order for
                      services only upon the written agreement of IBM. In the event of a cancellation, Customer shall pay [*] as of the date the cancellation notice is received by IBM. In addition to such payment, for any services partially performed as of the date the cancellation notice is received by IBM, Customer shall pay [*].


* Cancellation of Substrates and BAT Services are governed by Section 6.0 of the Agreement.


12.0    TASK ORDER TECHNICAL COORDINATORS:

           International Business Machines            Transmeta Corporation
           Corporation                                Dept.
           Dept. DZOV                                 3940 Freedom Circle
           1000 River Street                          Santa Clara, CA  95054
           Essex Jct., VT  05452                      PH: (408) 327-9830 x 244
           PH: (802) 769-3519                         FAX: (408) 327-9840
           FAX: (802) 769-6800                        EMAIL: dal@transmeta.com
           EMAIL: wslatter@us.ibm.com                 Attn:  Doug Laird, VP VLSI
           Attn:  Bill Slattery                       Engineering

13.0    SHIPPING/BILLING/ORDERING LOCATIONS:


        Customer's Ship to Location: To be specified in individual purchase orders.


        Customer's Bill to Location:

              Transmeta Corporation
              3940 Freedom Circle
              Santa Clara, CA  95054
              Attention:  Accounts Payable
              ph: (408) 327-9830
              fax: (408) 327-9840

        IBM's Ordering Location:


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

              International Business Machines Corporation
              1055 Joaquin Rd.
              Mountain View, CA  94043
              Attn:  Joe Larkins
              Fax: (650) 694-3157


Agreed To And Accepted By:
International Business Machines
Corporation                                 Transmeta Corporation

By:                                            By:
Authorized Signature                           Authorized Signature
Name:   Peter Hansen                           Name:   David R. Ditzel
Title:  V.P. North America Sales               Title:  President and Ceo
        IBM Microelectronics                           Transmeta Corporation
Dated:  June 23, 1999                          DATED:  JUNE 1, 1999

                       Exhibit 1 to Task Order #043099-P95


Product Inspection Criteria - Tested Wafers

1.      Wafers:

        a. Wafer Size: IBM will ship 8 inch diameter wafers.

        b. Wafer Thickness and Finish: IBM and Customer will agree upon specifications for wafer thickness and back finish. (*see note below)

        c. Die Layout: IBM will be responsible for the reticles layout and stepping of the Customer's die, consistent with IBM's normal defect monitoring strategy.

        d. Packing:

               1. Tested wafers: Tested wafers will be shipped in containers using shipping methods approved by the Customer, which approval will not be unreasonably withheld.

               2. Damaged Goods: The Customer will provide feedback on wafers damaged during transit which are related to inadequate packing. IBM will then take reasonable corrective action if the damages were caused by IBM. If IBM determines that it was the cause of the damages, then Customer may return the wafer using IBM's RMA process, and IBM will provide a new wafer or credit for the wafer, at IBM's option. This is Customer's exclusive remedy against IBM for transit related damages caused by IBM.

2.      Wafer Yields:

        a. Circuit limited yield loss is solely the responsibility of the Customer; provided, however, that IBM agrees to [*] the CMOS process technology's [*].

        b. Minimum Yields: Wafers with process yields less than [*] percent of the wafer target yield will not be shipped.

3.      Visual Criteria:

        Product will meet IBM's [*].

4.      Electrical Criteria:

        Product will be screened via [*]. For Products that require special processing [*], IBM and Customer will [*]. (*see note below)

5.      Prototypes:

        Prototypes and other similar non-production material may not meet the criteria described in this Exhibit.



*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

6.      Documentation:

        In order to assist in [*] problem solving efforts, [*] documentation can be made available to the Customer upon Customer's written request. Documentation that is available includes a [*].

7.      Test:

        Electrical test using functional, scan and memory based tests will be [*] IBM and Customer, the details to be identified after completion of the first Prototype wafers.

(*Note: Failure of the parties to arrive at mutually acceptable specifications, data, and/or tests within [*] after execution of this Task Order by both parties, will result in IBM, at its sole discretion, determining the specifications, data and/or tests.)




*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

                                     International Business Machines Corporation
                                                                  1000 River St.
                                                            Essex Jct. Vt. 05452


April 28, 1999

TRANSMETA CORPORATION
LARRY SLADOWSKI
3940 FREEDOM CIRCLE
SANTA CLARA, CA 95054


Subject:  [*]

General Information:

Product Name:  [*]
Technology:  CMOS [*]
Custom Design
Image x dim:  [*]
Package:  474 CBGA [*] 25x32mm
Reliability Grade:  [*]
This quote does not include product qualification
Wafer manufacturing:  Burlington
        This product will have plated C4s:  East Fishkill
Substrate manufacturing:  East Fishkill
Bond, Assembly and Test:  Bromont, Canada

Key Dates:

Purchase Order Place:  5/28/99
GL-1 Data Available:  [*]
Test Programs Available:  [*]
Assumptions:

Prototype Build
        [*]

Burn In
        [*].
        Burn In time of [*] hours.
        Tested good parts are required [*].
        Pattern delivery required [*].
        Customer [*].

Test
        Wafer test time of [*].
        Module test time of [*].
        Customer [*].


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

Manufacturing Ramp

         Jan    Feb    Mar    Apr    May   Jun    Jul    Aug    Sep    Oct   Nov    Dec
         ---    ---    ---    ---    ---   ---    ---    ---    ---    ---   ---    ---
2000     [*]    [*]    [*]    [*]    [*]   [*]    [*]    [*]    [*]    [*]   [*]    [*]
2001     [*]    [*]    [*]    [*]    [*]   [*]    [*]    [*]

Early User Hardware:

This schedule will consume [*].

    Committed          Committed

       Date              Supply

       [*]                [*]

       [*]                [*]    Note: if there are enough good die to build [*]


NRE:

Prototypes:                                                      [*]
        Design center technical and logistical support Spice models CMOS process design rules Processing GDS II type tape
        Mask build [*]
        Delivery of 30 packaged and tested modules
Packaging:                                                       [*]
        Package Design
        Mask build [*]
Test:                                                            [*]
        Probes cards
        Module Dibs
        Program support

Burn In:                                                         [*]
        Development support
                                            Total                [*]

[*]                                                              [*]
        Process Development
Unique Marking NRE:                         TBD
B RIT:
        Each Mask Level                     [*]
        Engineering Support                 [*]
        Per Wafer Charge                    [*]
        Rocket Slot Charge                  [*]


Volume Production:


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

Minimum Order Quantity
Wafers:  [*]
Substrates:  [*]
Bond Assembly Services:  [*]

UNTESTED WAFER WITH C4
        Prices include:  [*]
Wafer Volume Tier             1999            2000             2001
          [*]            [*]             [*]              [*]

          [*]            [*]             [*]              [*]

          [*]            [*]             [*]              [*]

          [*]            [*]             [*]              [*]

          [*]            [*]             [*]              [*]

WAFER TEST
                          1999     2000      2001
per wafer                [*]      [*]      [*]

MODULE TEST (PER MODULE)
                          1999     2000     2001
per module test          [*]      [*]      [*]

Burn-in Price per Module
                          1999     2000     2001
[*]                      [*]      [*]      [*]

[*]                      [*]      [*]      [*]

[*]                      [*]      [*]      [*]

SUBSTRATE

         Volume Tier          1999         2000         2001

               [*]         [*]          [*]          [*]
               [*]         [*]          [*]          [*]
               [*]         [*]          [*]          [*]
               [*]         [*]          [*]          [*]
               [*]         [*]          [*]          [*]

BOND AND ASSEMBLY (includes shipping trays)

         Volume Tier          1999         2000         2001

         [*]               [*]          [*]          [*]
         [*]               [*]          [*]          [*]
         [*]               [*]          [*]          [*]
         [*]               [*]          [*]          [*]
         [*]               [*]          [*]          [*]


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

Productivity Estimates:

Raw chips per wafer:  [*]

Good chips per Wafer

                          1Q     2Q      3Q     4Q
[*]                                             [*]
[*]                      [*]     [*]    [*]     [*]
[*]                      [*]     [*]    [*]     [*]




Good Modules per Wafer

                         1Q      2Q      3Q     4Q
[*]                                             [*]
[*]                      [*]     [*]    [*]     [*]
[*]                      [*]     [*]    [*]     [*]

Principal Terms and Conditions (Full contract T's and C's available upon request)

1 IBM will ship to within [*] wafer of the ordered quantity, whichever is greater.

2 IBM reserves the right to schedule the delivery according to factory capacity.

3     Shipments are FOB factory. Cost of shipment is borne by customer.

4 Wafers to be shipped according to IBM's wafer acceptance criteria, available upon request.

5 Standard and minimum yield targets are mutually agreed by IBM and customer after first [*].

6 IBM reserves the right to temporarily suspend shipment of products at these prices and volumes if the yield should fall below [*] of the expected target yield for an extended time. The customer will provide product and yield improvement resources to resolve.

7 Customer to provide [*] firm orders (rolling). With an additional [*] rolling forecast that is non-binding on the Customer and IBM.

8 NRE payments are due 50% at initiation and 50% at completion of the NRE work item pending adequate credit. License NRE is due 100% at delivery of the Intellectual Property.

9 Payment term is net 30 days assuming adequate credit limit has been established. IBM will stop shipment if account is in arrears.

10 Customer assumes full responsibility for, and indemnifies IBM against any claims beyond warranty.

11    Minimum order quantity is [*].


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

Warranty

IBM warrants Product(s) to be free from defects in material and workmanship for one (1) year after the date of delivery to Customer. Customer acknowledges that the functionality of Products is contingent upon Customer's designs and, therefore, no warranty applies to the functionality of Products manufactured for or sold to Customer.

8.0  General

THIS BUDGETARY FOUNDRY QUOTATION IS FOR INFORMATION PURPOSES ONLY AND SHALL NOT BE CONSTRUED AS AN OFFER TO SELL. THIS INFORMATION IS CONTINGENT UPON THE EXECUTION, BY CUSTOMER AND IBM, OF A WRITTEN AGREEMENT FOR THE PURCHASE BY CUSTOMER OF IBM MANUFACTURED PRODUCTS. THIS INFORMATION IS VALID FOR A PERIOD OF THIRTY (30) DAYS FROM THE DATE OF ISSUE AND IS SUBJECT TO EXTENSION OR REVOCATION BY IBM UPON WRITTEN NOTICE TO CUSTOMER. THIS INFORMATION IS EXPRESSLY LIMITED TO THE PRODUCT(S) AND/OR SERVICE(S) DESCRIBED ABOVE. IBM CONSIDERS THIS INFORMATION TO BE CONFIDENTIAL AND REQUESTS THAT YOU NOT REVEAL ITS CONTENTS TO THIRD PARTIES WITHOUT IBM'S PRIOR WRITTEN CONSENT.


/s/ W. J. Slattery

William J. Slattery
Technical Coordinator
IBM Microelectronics

         Section 5 of the Agreement being referenced in Section 9 above.

5.0     INFORMATION TRANSFERS / TRANSFER OF LICENSED TECHNOLOGY

5.1 Deliverables. The IBM Deliverables and Transmeta Deliverables, discussed in Section 2.0 and deliverables disclosed under a Section 4.0 project agreement, contain Information which may or may not be confidential Information of the Party disclosing the Information. Such Information shall be treated in accordance with this Section 5.0.

5.2 Additional Confidential Information Disclosure: IBM or Transmeta may have at its disposal Information, other than as set forth in Section 5.1, developed independent of this Agreement which may be useful for the development of Microprocessors or otherwise of interest to the other Party. In the event that the Party that has such information, in its sole discretion, chooses to disclose any such Information to the other Party, upon written agreement by the Technical Coordinators, such information may be so transferred to the other Party, who shall treat such information as part of the confidential Information of the disclosing Party (so long as such Information is disclosed pursuant to the requirements of Section 5.4).

5.3 Status of Disclosed Information: Unless otherwise agreed to in a project agreement or in this Agreement, all disclosures of Information by a Party will be deemed to be non-confidential, unless specifically designated at the time of disclosure, pursuant to Section 5.4, as including Information which is confidential to the disclosing Party. With respect to all Information, except any such Information which is designated as being confidential to the disclosing Party, the disclosing Party grants to the receiving Party and its Subsidiaries, to the extent, if any, of its interest therein, a nonexclusive, paid-up, irrevocable, unrestricted, and worldwide license, subject to the applicable copyrights (whether or not registered) and Patent rights of the disclosing Party, to use, have used, disclose to others, and dispose of such non-confidential Information in any manner it determines, including the use of such non-confidential Information in the development, manufacture, marketing, and maintenance of products and services incorporating such non-confidential Information.

5.4     Identification of Confidential Information:

        (a) Any confidential Information disclosed by one Party to the other in performance of this Agreement or any project related work shall be clearly designated (in writing, orally or otherwise), at the time of disclosure, as confidential to the disclosing Party (such as "IBM Confidential" or "Transmeta Confidential", for example). Any such disclosure which is made orally or visually shall be confirmed in summary written form (e.g. a listing of descriptive topics) under a like designation within thirty (30) days after the date of disclosure unless there has been distributed contemporaneously with such disclosure a written document or slide identifying that the meeting topics were confidential, so long as the written document or slide provides a summary of the confidential Information discussed. An occasional and unintentional failure to designate particular Information as confidential shall not signify that the Information is not confidential, so long as that Information is routinely, and in the ordinary course, appropriately designated confidential or is subsequently identified as confidential within a reasonable period of time, not to exceed ninety
        (90) days from the date of disclosure, sufficient so that the Technical Coordinator of the Receiving Party can identify and notify all recipients. Notwithstanding the foregoing sentence, a Receiving Party will not be responsible for (i) disclosures that may have occurred prior to such identification and notification; and (ii) disclosures that occur subsequent to such identification and notification provided that the Receiving Party has made reasonable attempts to notify recipients of the confidential nature of such Information.

        (b) The Technical Coordinators shall be responsible for monitoring disclosure of confidential Information. The Technical Coordinators may mutually agree in writing that certain narrowly defined Information exchanges may be declared "IBM or Transmeta Confidential", with the result that future disclosures of such narrowly defined Information no longer require such markings (e.g., in the event both Parties are working jointly under exigent circumstances, on the discovery and fix of a chip bug, then the two Technical Coordinators may agree that subsequent Information disclosures pertaining to the chip bug are confidential).

5.5 Jointly Developed Information: Jointly developed Information shall be deemed by each Party to be the confidential Information of both Parties, shall be marked with both "IBM Confidential" and "Transmeta Confidential" legends, and shall be subject to the confidentiality restrictions referred to in this Section 5.0. However, each Party shall be deemed the owner of such confidential Information for disclosure purposes and may disclose and use it in the ordinary course of business in the manner it does its own confidential Information. Notwithstanding the foregoing, IBM and Transmeta will each continue to own, under their respective Intellectual Property Rights, their respective confidential, preexisting or independently developed Information, disclosed to the other Party which may be incorporated into any jointly developed Information. Accordingly, to the extent any jointly developed Information contains preexisting or independently developed confidential Information of either Party, such portions of the jointly developed Information shall be subject to the rights and obligations regarding such confidential Information of the other Party contained in this
        Section 5.0 and Section 6.0.

5.6 Restrictions on Confidentiality and Use: Except as otherwise provided in this Agreement, for a period of five (5) years from the date of disclosure ([*]) the receiving Party shall use the same efforts to avoid publication or dissemination of confidential Information of the other Party as it employs with respect to Information of its own which it does not desire to be published or disseminated.


*Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities Exchange Commission.

        In addition to the foregoing restrictions on disclosure, the use of confidential Information is subject to the rights and licenses granted in this Agreement.

5.7 Limited Disclosure to Customers: Transmeta may disclose IBM confidential Information relating to Category I Products to its customers in the process of selling and marketing those products. IBM may disclose Transmeta confidential Information relating to Category II and III Products to its customers in the process of selling and marketing those products. Such disclosures shall be to the extent required for such sales and marketing efforts, and to the extent permitted under the license rights of Section 6.0 and under confidentiality terms no less restrictive than those set forth in this Section 5.0. This does not include the disclosure of any Source Code of x86-CMS or Design Databases or process technology that either Party may disclose to the other.

5.8     Residual Information: Notwithstanding anything to the contrary in
        Section 5.6 and in Section 6.0, the receiving Party and its Subsidiaries shall be free to use all Residual Information which is retained by the receiving Party in non-tangible form, for any purpose it may deem appropriate, subject only to the copyrights (whether or not registered) and Patent rights of the other Party and subject to the confidential Information of the other Party not being disclosed to third parties except as provided for in this Section 5.0. It is understood that receipt of any confidential Information under this Agreement shall not create any obligation in any way limiting or restricting the assignment and/or reassignment of employees within the receiving Party or to or from or within any Subsidiary of the receiving Party.

5.9 Supporting Documentation and Publication: The announcement, marketing, and support of any product or service by either Party or its Subsidiaries, including any supporting documentation thereof, which inherently discloses confidential Information of either Party required for the use or support of the product or service shall not in itself be deemed publication or disclosure of such Information prevented by
        Section 5.6 of this Agreement. The term "supporting documentation" as used in this Section shall not, however, include any semiconductor development, process, manufacturing or testing documentation, or Source Code of x86-CMS or Design Databases. Notwithstanding the above, both Parties agree that prior written approval is required for technical topics being published in technical journals or otherwise disclosed to the public through conferences, interviews or publications, where information contained therein discloses the confidential Information of the other Party.

5.10 Non-Disclosure Exceptions: Disclosure of confidential Information shall not be precluded, if such disclosure is:

        (a) in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however that the receiving Party shall first have given notice to the disclosing Party and made a



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        reasonable effort to obtain a protective order requiring that the
        Information and/or documents so disclosed be used only for the purposes for which the order was issued;

        (b) otherwise required by law; or

        (c) necessary to establish rights under this Agreement.

5.11 Applicable Confidential Information: Notwithstanding any other provisions of this Agreement, the nondisclosure obligations specified in
        Section 5.6 shall not apply to any Information which:

        (a) is, at the time of an alleged breach of Section 5.6, already in the possession of the receiving Party without obligation of confidentiality;

        (b) is, at the time of an alleged breach of Section 5.6, publicly available without breach of this Agreement;

        (c) has been, at the time of an alleged breach of Section 5.6, released for public disclosure by the disclosing Party with its written consent;

        (d) can be shown by the receiving Party, as of the time of an alleged breach of Section 5.6, to have been rightfully received independently of this Agreement from a third party without any obligation of confidentiality; or

        (e) can be shown by the receiving Party to have been internally developed by it completely independently of this Agreement prior to the date of an alleged breach of Section 5.6.

5.12 Effect of Disclosures under Prior Agreement. Any disclosures made under the Prior Agreement shall be governed by the confidentiality terms in the Prior Agreement; however, the Parties acknowledge that those terms are the same as those in this amended Agreement and that confidential Information delivered under the Prior Agreement shall also be treated as confidential Information under this amended Agreement for purposes of exploitation of license rights under this amended Agreement.

5.13    Intentionally omitted.

5.14 Disclosures to Partners/Subcontractors. Notwithstanding the confidentiality obligations set forth herein, each Party and its Subsidiaries may release confidential Information to third party design sources, IBM Alliance Partners (but excluding release of Source Code for x86-CMS, except to the extent that such an IBM Alliance Partner is only acting in the capacity of a development subcontractor to IBM), have-made manufacturers, subcontractors, and original equipment manufacturer's ("OEM's") under confidentiality obligations no less restrictive than those contained herein where the purpose is to have the third party



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        assist in the design, in-kind services or development work to be performed for a Party to this Agreement that has made the disclosure or in furtherance of that Party's rights and licenses under this Agreement.

5.15 Use of Tools, Tests and Models. Notwithstanding the foregoing, Design Tools embodying Transmeta's confidential Information (other than Genesys-x86 licensed pursuant to Attachment H hereto) delivered by Transmeta to IBM shall be used by IBM only for the purpose of exploiting the rights licensed under this Agreement or on a project sanctioned by this Agreement. Notwithstanding the foregoing, x86-Tests and Transmeta's x86 Architecture Simulator Model delivered by Transmeta to IBM, shall be used by IBM solely as provided for in Attachment H.

5.16 Removal of Information from Sites. Each Party agrees that its employees shall not remove any tangible Information from the premises of the other Party without first obtaining permission from the other Party's Technical Coordinator and giving the other Party's Technical Coordinator the opportunity to mark Information as confidential if appropriate.



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